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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in Post-Effective Amendment No. 1 of this registration statement on Form S-1 of our report dated August 11, 1997, except as to notes 1, 9, 11, 13 and 14, the date of which is January 26, 1998, on our audits of the consolidated financial statements of Extended Systems Incorporated. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."


                                       COOPERS & LYBRAND L.L.P.

Boise, Idaho
March 3, 1998